UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2019

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 7, 2019, Ideal Power Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors, including Dr. Lon E. Bell, Chief Executive Officer and Chairman of the Board of the Company, for a private placement in which the Company agreed to issue shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock, in each case as described below, for aggregate gross proceeds of $3.5 million (the “Offering”). The Offering closed on November 13, 2019. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. Craig-Hallum Capital Group LLC acted as exclusive placement agent in connection with the Offering.

In the Offering, the Company issued and sold (i) an aggregate of 544,950 shares of common stock at a price of $2.4763 per share to the investors (the “Investor Shares”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 868,443 shares of common stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of Pre-Funded Warrants to certain investors at a price of $ $2.4763 per share minus a nominal exercise price of $0.001 for each Pre-Funded Warrant Share. The Pre-Funded Warrants were issued to certain investors whose purchase of shares of common stock would make them the beneficial owners of more than 4.99% (or, at the investor’s election, 9.99%) of the Company’s outstanding common stock. The Pre-Funded Warrants are immediately exercisable and will not expire prior to exercise.

In addition, under the terms of the Purchase Agreement, the Company issued to all investors warrants (the “Purchase Warrants”) to purchase up to an aggregate of 1,766,751 shares of the Company’s common stock (the “Purchase Warrant Shares”) with an exercise price of $2.32 per share. The total number of Purchase Warrant Shares represents 125% warrant coverage to the Investor Shares and Pre-Funded Warrant Shares purchased in the Offering. The Purchase Warrants are exercisable immediately and expire five years from the date of issuance.

The exercise price of the Pre-Funded Warrants and the Purchase Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions as provided for in the terms of the Pre-Funded Warrants and the Purchase Warrants. The holders may exercise the Pre-Funded Warrants or the Purchase Warrants in whole or in part.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) relating to the offer and resale by the holders of the Investor Shares, the Pre-Funded Warrant Shares, and the Purchase Warrant Shares. Pursuant to the Registration Rights Agreement, the Company is obligated to file the registration statement within 30 days of closing of the Offering.

The Purchase Agreement, the Registration Rights Agreement, the Purchase Warrants and the Pre-Funded Warrants contain customary representations and warranties, covenants, indemnification obligations, and other terms and conditions typical to agreements of these types.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the form of Purchase Warrant, and the form of Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 3.02.	unregistered sales of equity securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. As compensation to the placement agent in the Offering, in addition to a cash fee for its services, the Company issued to a placement agent warrant to purchase up to 70,670 shares of common stock, with an exercise price of $2.9716 per share.  The other terms of the placement agent warrant are substantially the same as the Purchase Warrants.

The securities issued in the Offering were offered and issued pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving any public offering.

Item 8.01.	other events.

On November 8, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

As previously reported in its Current Report on Form 8-K filed with the SEC on August 21, 2019, the Company was notified by the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because the Company’s stockholders’ equity was below the required minimum of $2.5 million, and, as of the date of the notification, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations. Nasdaq granted the Company an extension through November 30, 2019 to take action to evidence compliance with Nasdaq Listing Rule 5550(b). As a result of the Offering described in Item 1.01 above, the Company believes it satisfies the minimum $2.5 million stockholders' equity requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1), as of the date of this filing. Nasdaq will continue to monitor the Company’s compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b) in its periodic report for the fiscal year ending December 31, 2019. If the Company does not evidence compliance in its periodic report for the fiscal year ending December 31, 2019, the Company may be subject to delisting.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description
4.1	Form of Series A Common Stock Purchase Warrant.
4.2	Form of Series B Pre-Funded Common Stock Warrant.
10.1	Securities Purchase Agreement, dated November 7, 2019, by and between Ideal Power Inc. and each purchaser identified on the signature pages thereto.
10.2	Registration Rights Agreement, dated November 13, 2019, by and between Ideal Power Inc. and each purchaser identified on the signature pages thereto.
99.1	Press Release, dated November 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2019	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer